Exhibit 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
MetLife Insurance Company of Connecticut:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the prospectus. Our reports on MetLife Insurance Company of Connecticut and subsidiaries (formerly The Travelers Insurance Company) refer to changes in the Company's methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004 and for variable interest entities in 2003.

We also consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the prospectus. Our reports on MetLife Life and Annuity Company of Connecticut (formerly The Travelers Life and Annuity Company) refer to changes in the Company's methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004.


/KPMG LLC/

Hartford, Connecticut
November 6, 2006